                                 THE ARBOR FUND

                         AMENDED AND RESTATED RULE 18f-3
                               MULTIPLE CLASS PLAN

                                  FEBRUARY 2000

The Arbor Fund (the "Trust"), a registered investment company that consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in each fund listed on Schedules attached hereto (each a "Fund" and together the "Funds").

A.   ATTRIBUTES OF SHARE CLASSES

     1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a "Certificate") as each such Certificate is attached as Exhibits hereto.

     2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal PRO RATA interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust's prospectus(es); (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan"), and separately bear any service fees ("service fees") that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   EXPENSE ALLOCATIONS

     1. With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution

          Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

     2. Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.   AMENDMENT OF PLAN; PERIODIC REVIEW

     1. This Plan must be amended, as necessary, to properly describe (through additional Exhibits hereto) any new class of shares approved by the Board.

     2. The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must review this Plan at least annually for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

                                   SCHEDULE A

                           Golden Oak Family of Funds


--------------------------------------------------------------------------------
                                            ------------------------------------
MONEY MARKET PORTFOLIOS                     INSTITUTIONAL   CLASS A    CLASS B
--------------------------------------------------------------------------------
Prime Obligation Money Market Portfolio          X             X          X
--------------------------------------------------------------------------------

NON-MONEY MARKET PORTFOLIOS
--------------------------------------------------------------------------------
Small Cap Value                                  X             X          X
--------------------------------------------------------------------------------
International Equity Fund                        X             X          X
--------------------------------------------------------------------------------
Growth Portfolio                                 X             X          X
--------------------------------------------------------------------------------
Value Portfolio                                  X             X          X
--------------------------------------------------------------------------------
Tax Managed Equity Portfolio                     X             X          X
--------------------------------------------------------------------------------
Intermediate-Term Income Portfolio               X             X          X
--------------------------------------------------------------------------------
Michigan Tax Free Bond Portfolio                 X             X          X
--------------------------------------------------------------------------------

                                   SCHEDULE B

                                  The OVB Funds

--------------------------------------------------------------------------------
                                            ------------------------------------
MONEY MARKET PORTFOLIOS                           CLASS A         CLASS B
--------------------------------------------------------------------------------
Prime Obligations Portfolio                           X               X
--------------------------------------------------------------------------------

NON-MONEY MARKET PORTFOLIOS
--------------------------------------------------------------------------------
Capital Appreciation Portfolio                        X               X
--------------------------------------------------------------------------------
Equity Income Portfolio                               X               X
--------------------------------------------------------------------------------
West Virginia Tax-Exempt Income Portfolio             X               X
--------------------------------------------------------------------------------
Government Securities Portfolio                       X               X
--------------------------------------------------------------------------------

                                   SCHEDULE C


                          Hancock Bank Family of Funds



--------------------------------------------------------------------------------------------------
MONEY MARKET FUNDS                                                  INSTITUTIONAL       CASH
                                FIDUCIARY    CLASS A     CLASS C        SWEEP           SWEEP
--------------------------------------------------------------------------------------------------
Money Market Fund                   X           --          --            X               X
--------------------------------------------------------------------------------------------------
Tax-Exempt Money Market Fund        X           --          --            --              X
--------------------------------------------------------------------------------------------------

NON-MONEY MARKET FUNDS
--------------------------------------------------------------------------------------------------
Total Return Bond Fund            X            X           X             --              --
--------------------------------------------------------------------------------------------------
Equity Fund                       X            X           X             --              --
--------------------------------------------------------------------------------------------------

                                                                       Exhibit A

                           GOLDEN OAK FAMILY OF FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                              Institutional Shares



1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Shares require a minimum initial investment of $1,000,000 for financial institutions investing for their own or their customers' accounts.

3.   EXCHANGE PRIVILEGES

     Institutional Shares of each Fund may be exchanged for Institutional Shares of each other Golden Oak Fund in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Institutional Share shareholder will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Institutional Share shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a distribution plan or service agreement relating to Institutional Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Share shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Institutional Shares do not have a conversion feature.

                                                                       Exhibit B

                           GOLDEN OAK FAMILY OF FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                     Class A



1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Class A are sold with a load or sales charge (as described in the prospectus) and may be subject to a Rule 12b-1 fee. The Trust, on behalf of the Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to .25% of each Fund's average daily net assets attributable to Class A Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Fund's Class A Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.   ELIGIBILITY OF PURCHASERS

     Class A Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the prospectus).

3.   EXCHANGE PRIVILEGES

     Class A Shares may be exchanged for Class A Shares of each other Golden Oak Fund in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class A Share shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A Shares shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Class A Shares (such as a distribution plan or service agreement relating to the Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shares shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class A Shares do not have a conversion feature.

                                                                       Exhibit C

                           GOLDEN OAK FAMILY OF FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                     Class B



1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Class B Shares are sold subject to a contingent deferred sales charge (as described in the prospectus), and may be subject to a Rule 12b-1 fee and a shareholder servicing fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Distribution and Service Plan (the "Plan") approved by the Board of Trustees at an annual rate of up to 1.00% of each Fund's average daily net assets attributable to the Class B Shares. The Distributor will use .75% of the fee for expenses associated with the promotion and sale of the Fund's Class B Shares, including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel. The Distributor will use .25% of the fee it receives in connection with its provision of shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Class B Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.   ELIGIBILITY OF PURCHASERS

     Class B Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the prospectus).

3.   EXCHANGE PRIVILEGES

     Class B Shares may be exchanged for Class B Shares of each other Golden Oak Fund in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class B Shares shareholder will have one vote for each full Class B Share held and a fractional vote for each fractional Class B Share held. Class B Shares shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Class B Shares (such as a distribution plan or service agreement relating to the Class B Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class B Shares shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class B Shares of a Fund will automatically convert into Class A Shares of that Fund without a sales charge after the period of time set forth from the acquisition of the Class B Shares. The conversion will take place at the respective net asset values of each of the classes. At that time in the prospectus Class B Shares will no longer be subject to the higher distribution and service fees. When Class B Shares of a Fund convert, any other Class B Shares that were acquired by the reinvestment of dividends and distributions attributable to such Shares will also convert into Class A.

                                                                       Exhibit D


                                  THE OVB FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                     Class A


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Class A Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.   ELIGIBILITY OF PURCHASERS

     Class A Shares require a minimum initial investment of $100,000. Class A Shares are available to both individual and institutional investors.

3.   EXCHANGE PRIVILEGES

     Class A of each Fund may be exchanged for Class A of each other OVB Fund in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class A Shares shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A Shares (such as a distribution plan or service agreement relating to Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shares shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class A Shares do not have a conversion feature.

                                                                       Exhibit E


                                  THE OVB FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                     Class B



1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Class B Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to .25% of each Fund's average daily net assets attributable to the Class B Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Fund's Class B Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.   ELIGIBILITY OF PURCHASERS

     Class B Shares are available to both individual and institutional investors and may require a minimum initial investment (as described in the prospectus).

3.   EXCHANGE PRIVILEGES

     Class B Shares may be exchanged for Class B Shares of each other OVB Fund in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class B Shares shareholder will have one vote for each full Class B Share held and a fractional vote for each fractional Class B Share held. Class B Shares shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Class B Shares (such as a distribution plan or service agreement relating to the Class B Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class B Shares shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class B Shares do not have a conversion feature.

                                                                       Exhibit F


                          HANCOCK BANK FAMILY OF FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                   Trust Class



1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Trust Class Shares ("Trust Shares") are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.   ELIGIBILITY OF PURCHASERS

     Trust Shares are for institutional investors and may be subject to purchase limitations or require a minimum initial investment amount (as described in the prospectus).

3.   EXCHANGE PRIVILEGES

     Trust Shares of each Fund may be exchanged for Trust Shares of each other Hancock Bank Fund in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Trust Share shareholder will have one vote for each full Trust Share held and a fractional vote for each fractional Trust Share held. Trust shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Trust Shares (such as a distribution plan or service agreement relating to Trust Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Trust Share shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Trust Shares do not have a conversion feature.

                                                                       Exhibit G


                          HANCOCK BANK FAMILY OF FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                     Class A


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Class A Shares are sold with a load or sales charge (as described in the prospectus) and may be subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate, as described below, of each Fund's average daily net assets attributable to the Class A Shares:

                           Money Market Funds       .50%
                           Non-Money Market Funds   .25%

     The Distributor will use its fee for expenses associated with the promotion and sale of the Fund's Class A Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.   ELIGIBILITY OF PURCHASERS

     Class A Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the prospectus).

3.   EXCHANGE PRIVILEGES

     Class A Shares may be exchanged for Class A Shares of each other Hancock Bank Fund in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class A Share shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A Shares shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Class A Shares (such as a distribution plan or service agreement relating to the Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Share shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class A Shares do not have a conversion feature.

                                                                       Exhibit H


                          HANCOCK BANK FAMILY OF FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                     Class C




1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Class C Shares are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Distribution Plan (the "Plan") approved by the Board of Trustees at an annual rate of up to 1.00% of each Fund's average daily net assets attributable to the Class C Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Fund's Class C Shares, including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.   ELIGIBILITY OF PURCHASERS

     Class C Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the prospectus).

3.   EXCHANGE PRIVILEGES

     Class C Shares may be exchanged for Class C Shares of each other Hancock Bank Fund in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class C Share shareholder will have one vote for each full Class C Share held and a fractional vote for each fractional Class C Share held. Class C Share shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Class C Shares (such as a distribution plan or service agreement relating to the Class C Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class C Share shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class C Shares do not have a conversion feature.

                                                                       Exhibit I

                          HANCOCK BANK FAMILY OF FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                            Institutional Sweep Class


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Institutional Sweep Class Shares ("Institutional Sweep Shares") are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to .25% of each Fund's average daily net assets attributable to the Investment Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Fund's Investment Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Sweep Shares are for institutional investors and may be subject to purchase limitations or require a minimum initial investment amount (as described in the prospectus).

3.   EXCHANGE PRIVILEGES

             Institutional Sweep Shares do not have exchange privileges.

4.   VOTING RIGHTS

     Each Institutional Sweep Share shareholder will have one vote for each full Institutional Sweep Share held and a fractional vote for each fractional Institutional Sweep Share held. Institutional Sweep Share shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Institutional Sweep Shares (such as a distribution plan or service agreement relating to the Institutional Sweep Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Sweep Share shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Institutional Sweep Shares do not have a conversion feature.

                                                                       Exhibit J


                          HANCOCK BANK FAMILY OF FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                Cash Sweep Class


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Cash Sweep Class Shares ("Cash Sweep Shares") are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to .50% of each Fund's average daily net assets attributable to Cash Sweep Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Fund's Investment Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.   ELIGIBILITY OF PURCHASERS

     Cash Sweep Shares are for institutional investors and may be subject to purchase limitations or require a minimum initial investment amount (as described in the prospectus).

3.   EXCHANGE PRIVILEGES

     Cash Sweep Shares may be exchanged for Cash Sweep Shares of each other Hancock Bank Fund in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Cash Sweep Share shareholder will have one vote for each full Cash Sweep Share held and a fractional vote for each fractional Cash Sweep Share held. Cash Sweep Share shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Cash Sweep Shares (such as a distribution plan or service agreement relating to the Cash Sweep Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Cash Sweep Share shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Cash Sweep Shares do not have a conversion feature.